UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2008

Cherokee International Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50593	95-4745032
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2841 Dow Avenue, Tustin, California		92780
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 544-6665

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On October 18, 2008, pursuant to an Agreement for the Sale and Purchase of All of the Issued and Outstanding Shares of Cherokee SPRL dated October 18, 2008 (the “Purchase Agreement”), Cherokee Netherlands II BV (the “Seller”), a subsidiary of Cherokee International Corporation, a Delaware corporation (“Cherokee”), sold all of the issued and outstanding shares of Cherokee Europe SPRL, a private limited liability company incorporated under Belgian law, and all of the issued and outstanding shares of Cherokee Europe SCA, a partnership limited by shares incorporated under Belgian law (together with Cherokee Europe SPRL, the “Companies”), to Mr. Eric Brouwers, acting in his own name or in the name of a company in the process of incorporation under Belgian law.  Mr. Brouwers was the general manager of Cherokee’s European operations prior to the sale.  Mr. Brouwers paid nominal consideration for the shares of the Companies, in exchange for his agreement to purchase such shares without representations or warranties from, and without recourse to, the Seller.  The terms of the transaction were determined in arm’s-length negotiations by the parties.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The pro forma financial information required by this item is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)           Exhibits.

The following are filed as Exhibits to this Report:

Exhibit
No.	Description of Exhibit

2.1	Agreement for the Sale and Purchase of All of the Issued and Outstanding Shares of Cherokee SPRL dated October 18, 2008, by and between Cherokee Netherlands II BV and Mr. Eric Brouwers.*

99.1	Unaudited Pro Forma Consolidated Financial Information of the Registrant.

* Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Cherokee agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee International Corporation

	By:	/s/ Linster W. Fox
Linster (Lin) W. Fox
Chief Financial Officer
Dated: October 23, 2008